SECOND AMENDMENT AND WAIVER, dated as of February 28, 2001 (this "Amendment"), to the Amended and Restated Debtor in Possession Credit Agreement, initially dated as of June 11,2000, amended and restated as of July 19,2000 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement") among SAFETY-KLEEN SERVICES, INC., a Delaware corporation (the "Borrower"), the financial institutions or entities from time to time parties to this Agreement (the "Lenders"), THE TORONTO-DOMINION BANK, HOUSTON AGENCY, as letter of credit issuing bank (the "Issuing Lender"), TORONTO DOMINION (TEXAS), INC., as administrative agent (the "General Administrative Agent"), and THE CIT GROUP/BUSINESS CREDIT, INC. ("CIT"), as collateral agent and underwriter (the "Collateral Agent"; collectively with the General Administrative Agent, the "Underwriters").


                              W I T N E S S E T H:
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          WHEREAS, the Borrower has requested that the General Administrative Agent and the Lenders agree to (i) amend certain provisions of the Credit Agreement upon the terms and subject to the conditions set forth herein and (ii) waive certain Defaults and Events of Default to and including March 31, 2001; and

          WHEREAS, the General Administrative Agent and the Lenders have agreed to such amendments only upon the terms and subject to the conditions set forth herein.

          NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and in the Credit Agreement, the parties hereto hereby agree as follows:

          1.     Defined Terms. Unless otherwise defined herein, all capitalized
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terms used herein shall have the meanings given to them in the Credit Agreement.

          2.     Amendment  of  Section  7.l(d)(i).  Section 7.1(d)(i) is hereby
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amended by replacing the phrase "as soon as available, but in any event by the date that is one month after the delivery of the Management Certified Financial Statements" with the phrase "as soon as available, but in any event by March 31, 2001".

          3.     Amendment of Section 9(q). Section 9(q) of the Credit Agreement
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is hereby amended by replacing the date "February 28, 2001" with the date "March 31, 2001".

          4.     Waiver.  The Required Lenders hereby waive any Default or Event
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of Default arising by virtue of the Debtors' failure to satisfy the requirements of(i) Section 7.1(d)(i) and (ii) Section 9(q); provided, that such waiver shall
                                                --------
expire  on  March  31,2001.

          5.     Representations  and  Warranties.  After  giving effect to this
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Amendment, the Borrower hereby represents and warrants that all of the representations and warranties contained in the Credit Agreement are true and correct in all material respects as of the date hereof (unless stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date) and that no Default or Event of Default has occurred and is continuing.

          6.     Fees.  As  consideration for the Lenders' agreements under this
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Amendment, the Borrower agrees to pay, upon the execution and delivery hereof, to the General Administrative Agent, for the account of each Lender that executes and delivers this Agreement by March 13, 2001, an amendment fee (the "Amendment Fee") in an aggregate amount equal to 3/16 of 1% of the Revolving
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Credit  Commitments.

          7.     Expenses.  The Borrower agrees to pay and reimburse the General
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Administrative Agent for all of its reasonable out-of-pocket costs and expenses incurred in connection with the negotiation, preparation, execution, and delivery of this Amendment, including the reasonable fees and expenses of counsel.

          8.     Effectiveness.  This  Amendment  shall  become effective on the
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date upon which the General Administrative Agent shall have received (i) counterparts hereof duly executed by the Borrower and the Required Lenders and
(ii)  payment  of  the  Amendment  Fee.

          9.     Continuing  Effects.  Except  as  expressly  waived  or amended
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hereby, the Credit Agreement shall continue to be and shall remain in full force and effect in accordance with its terms.

          10.     Counterparts.  This  Amendment  may be executed by the parties
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hereto on one or more counterparts, and all of such counterparts shall be deemed to constitute one and the same instrument. This Amendment may be delivered by facsimile transmission of the relevant signature pages hereof.

          11.  GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED
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AND  INTERPRETED  IN  ACCORDANCE  WITH,  THE  LAW  OF  THE  STATE  OF  NEW YORK.

           IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.



                                    SAEETY-KLEEN  SERVICES,  INC.

                                    By:  /S/ Larry W.Singleton
                                    ----------------------------------------
                                    Name:  Larry W.Singleton
                                    Title: CFO
                                    Date:  03/7/2001

                                  TORONTO  DOMINION  (TEXAS),  INC.,
                                    as General Administrative Agent, Underwriter and Lender

                                    By:  /S/ Jano Mott
                                    ----------------------------------------
                                    Name:  Jano Mott
                                    Title: Vice President



                                  THE  TORONTO-DOMINION  BANK,
                                  HOUSTON  AGENCY
                                    as  Issuing  Lender

                                    By:  /S/ Jano Mott
                                    ----------------------------------------
                                    Name   Jano Mott
                                    Title: Mgr. Syndications & Credit Admin.

                                  THE CIT GROUP/BUSINESS CREDIT, INC.
                                  as Collateral Agent, Underwriter and Lender

                                    By:  /S/ Mark J. Long
                                    ----------------------------------------
                                    Name:  Mark J. Long
                                    Title: Vice President

                                  BANK ONE, NA


                                    By:  /S/ Richard Babcock
                                    ----------------------------------------
                                    Name:  Richard Babcock
                                    Title: Vice President

                                  BANK OF AMERICA, N.A.


                                    By:  /S/ William Crawford
                                    ----------------------------------------
                                    Name:  William Crawford
                                    Title: Managing Director

                                  GOLDMAN SACHS CREDIT PARTNERS, L.P.


                                    By:  /S/ Kevin Ulrich
                                    ----------------------------------------
                                    Name:  Kevin Ulrich
                                    Title: Authorized Signatory

                                  SENIOR DEBT PORTFOLIO
                                  By Boston Management and Research, as
                                  Advisor


                                    By:  /S/ Payson F. Swaffield
                                    ----------------------------------------
                                    Name:  Payson F. Swaffield
                                    Title: Vice President